SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549


                              FORM 8-K

         Current Report Pursuant to Section 13 or 15 (d) of
                 The Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported): December 21, 1999



                          KAMAN CORPORATION
         (Exact name of issuer as specified in its charter)





Connecticut                 0-1093                06-0613548
(State of                   (Commission           (I.R.S.
Incorporation)              File Number)          Employer
                                                  Identification
                                                  No.)






                       1332 Blue Hills Avenue
                        Bloomfield, CT 06002
              (Address of principal executive offices)

 Registrant's telephone number, including area code:  (860) 243-7100

                           Not Applicable
    (Former name or former address, if changed since last report)

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Item 5.  Other Events.

The Company has announced that its industrial distribution subsidiary, Kaman Industrial Technologies Corporation, is undertaking initiatives to streamline its operational structure and increase efficiency, with the objective of enhancing its competitive position. As a result, the Company will take pre-tax charges of approximately $12 million, or 32 cents per share, in the fourth quarter of 1999. Approximately $4 million of the charge represents costs associated with reorganization of operations, consolidation of branches and closure of certain other facilities. Approximately $8 million represents a write-off of inventory that is considered obsolete or excess to the ongoing organization.



Item 7. Financial Statements and Exhibits

(a)     Financial Statements of Business Acquired.
        Not Applicable.

(b)     Pro Forma Financial Information.
        Not Applicable.

(c)     Exhibits.

        The following document is filed as an Exhibit to this
        Report:

        Exhibit 99 - Press Release of the Company, dated
        December 21, 1999.


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                             SIGNATURES



   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf, by the undersigned, thereunto duly authorized.


                                 KAMAN CORPORATION




                                 By: Robert M. Garneau
                                     Executive Vice President and
                                     Chief Financial Officer



Dated: December 21, 1999






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                            EXHIBIT INDEX




   Exhibit          Description

     99             Press Release of the Company, dated
                    December 21, 1999.









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